Exhibit 14.1

Consent of independent auditor

We agree to the inclusion in this Form 1-A, of our report on the financial statements of OS New Horizon - Personal Computing Solutions Ltd., dated January 25, 2016.

/s/ Brightman Almagor Zohar & Co.

Brightman Almagor Zohar & Co.

Certified Public Accountants

A member firm of Deloitte Touche Tohmatsu

Tel Aviv, Israel

January 25, 2016

Consent of independent auditor

We agree to the inclusion in this Form 1-A, of our report on the balance sheet of POMM Inc., dated January 25, 2016.

/s/ Brightman Almagor Zohar & Co.

Brightman Almagor Zohar & Co.

Certified Public Accountants

A member firm of Deloitte Touche Tohmatsu

Tel Aviv, Israel

January 25, 2016